As filed with the Securities and Exchange Commission on December 7, 1999

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 7, 1999

                                  dELiA*s Inc.
               (Exact name of Registrant as specified in charter)

  Delaware                           0-21869                    13-3914035
(State or other                (Commission File No.)           (IRS Employer
jurisdiction of                                               Identification
incorporation)                                                    Number)

435 Hudson Street
New York, New York                                                 10014
(Address of principal executive offices)                        (Zip Code)

                                 (212) 807-9060
              (Registrant's telephone number, including area code)

Certain statements contained herein are forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act")). Forward-looking statements involve a number of risks and uncertainties including, but not limited to, general economic conditions, increases in materials, printing, paper, postage, shipping and labor costs, timing of catalog mailings, customer response rates, levels of competition, difficulties in integrating acquisitions and other factors outside our control. These factors, and other factors that appear with the forward-looking statements, or in other Securities and Exchange Commission filings of dELiA*s Inc. and iTurf Inc., including dELiA*s Inc.'s annual report on Form 10-K for the fiscal year ended January 31, 1999 and iTurf Inc.'s registration statement (No. 333-90435) on Form S-1, could affect our actual results and could cause our actual results to differ materially from those expressed in any forward-looking statements made by us, or on our behalf, in this report.

Item 2. Acquisition or Disposition of Assets

      dELiA*s Inc. entered into an agreement after the close of the Nasdaq Stock Market on December 6, 1999, with Deutsche Bank Securities for the sale of 750,000 shares of Class A common stock of iTurf Inc. In addition to the sale by dELiA*s, certain other shareholders of iTurf sold 750,000 shares of iTurf Class A common stock to Deutsche Bank Securities on the same terms. Deutsche Bank Securities has advised us that it is reselling such securities to the public at a price of $14.50 per share. The purchase price is $13.875, representing an underwriting discount of 4.4% and a discount of 19.6% from the closing price on the Nasdaq Stock Market on December 6, 1999 of $17.25. The sales are being made pursuant to the prospectus included in iTurf's registration statement on Form S-1, Registration No. 333-90435.

      The selling shareholders have agreed with Deutsche Bank Securities not to sell additional iTurf common stock for 30 days following the transaction without the consent of Deutsche Bank Securities.

      All of the proceeds of the sale to Deutsche Bank Securities, net of the underwriting discount, will go to the selling shareholders, and no proceeds will go to iTurf. dELiA*s intends to use the proceeds from its sale of shares for general corporate purposes.

      Deutsche Bank Securities and its affiliates have from time to time provided underwriting, investment banking and financial advisory services to dELiA*s Inc., iTurf Inc. and their affiliates, and may in the future provide underwriting, investment banking and financial advisory services to dELiA*s Inc., iTurf Inc. and their affiliates.

      Immediately prior to its sale of shares to Deutsche Bank Securities, dELiA*s Inc. converted 750,000 shares of Class B common stock of iTurf into 750,000 shares of Class A common stock. Each share of iTurf Class B common stock entitles the holder thereof to six votes in most matters to be voted on by shareholders while each share of the iTurf Class A common stock entitles the holder thereof to one vote. Immediately prior to its sale of shares to Deutsche Bank Securities, dELiA*s owned shares representing 64.4% of the outstanding common stock of iTurf and 90.0% of the voting power. After the sale, dELiA*s will own shares representing 60.4% of the outstanding common stock of iTurf and 88.6% of the voting power.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 7, 1999                 dELiA*s Inc.

                                        By: /s/ Stephen I. Kahn
                                            ------------------------------------
                                            Stephen I. Kahn
                                            Chairman of the Board and
                                            Chief Executive Officer